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                                                                       EX-99.B11
                                                              Exhibit 24 (b)(11)




Consent of Ernst & Young LLP, Independent Auditors



We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 41 to the Registration Statement (Form N-1A) (No. 2-57791) of Delaware Group State Tax-Free Income Trust of our report dated April 3, 1998, included in the 1998 Annual Report to shareholders.

                                                        /s/ Ernst & Young LLP
                                                        ---------------------
                                                        Ernst & Young LLP

Philadelphia, Pennsylvania
April 24, 1998



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                                                                       EX-99.B11
                                                              Exhibit 24 (b)(11)


Report of Independent Auditors

To the Trustees and Beneficial Shareholders
Delaware Group State Tax-Free Income Trust

We have audited the accompanying statements of net assets of Delaware Group State Tax-Free Income Trust (the "Trust") (comprised of Tax-Free Pennsylvania Fund, Tax-Free New Jersey Fund, and Tax-Free Ohio Fund) as of February 28, 1998, and the related statements of operations, the statements of changes in net assets and financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of February 28, 1998, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective Funds constituting Delaware Group State Tax-Free Income Trust at February 28, 1998, the results of their operations, the changes in their net assets, and their financial highlights for each of the periods indicated therein, in conformity with generally accepted accounting principles.

                                                    /s/ Ernst & Young LLP
                                                    ---------------------
                                                    Ernst & Young LLP

Philadelphia, Pennsylvania
April 3, 1998